Exhibit 5.1

300 North LaSalle Chicago, Illinois 60654
(312) 862-2000 www.kirkland.com	Facsimile: (312) 862-2200

May 21, 2014

CDW Corporation

200 N. Milwaukee Avenue

Vernon Hills, Illinois 60061

Ladies and Gentlemen:

We are acting as special counsel to CDW Corporation, a Delaware corporation (the “Company”), in connection with the registration by the Company of up to 17,250,000 shares of its Common Stock, par value $0.01 per share (the “Common Stock”), including shares of Common Stock to cover any exercise of the underwriter’s option to purchase additional shares, pursuant to a Registration Statement on Form S-3, to be filed with the Securities and Exchange Commission (the “Commission”) on May 21, 2014 under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). The shares of Common Stock to be sold by the selling stockholders identified in the Registration Statement are referred to herein as the “Shares.”

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the form of Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company; (ii) resolutions of the Board of Directors of the Company with respect to the issuance of the Shares; and (iii) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

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CDW Corporation

May 21, 2014

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares have been duly authorized, validly issued and fully paid and are non-assessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date that the Registration Statement becomes effective under the Act and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

Sincerely,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP